UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TICC CAPITAL CORP.

(Name of Registrant as Specified In Its Charter)

TPG Specialty Lending, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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(4)	Proposed maximum aggregate value of transaction:

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TPG Specialty Lending, Inc., together with the other participants named herein (collectively, “TSLX”), has filed a definitive proxy statement and an accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit votes from the stockholders of TICC Capital Corp. (“TICC”) to: (a) elect TSLX’s director nominee at TICC’s 2016 annual meeting of stockholders and (b) approve a proposal to terminate the Investment Advisory Agreement, dated as of July 1, 2011, by and between TICC and TICC Management, LLC, as contemplated by Section 15(a) of the Investment Company Act of 1940, as amended.

On August 4, 2016, at 8:30 a.m. Eastern Time, TSLX held its second quarter earnings call (the “Earnings Call”). There was also a live audio webcast of the Earnings Call available through the Investor Resources section of TSLX’s website, http://www.tpgspecialtylending.com. An archived replay of the webcast will be available on the Investor Resources section of TSLX’s website from approximately 12:00 p.m. Eastern Time on August 4 through August 18, 2016. A telephone replay of the Earnings Call will be available during the same dates. To hear the replay, dial (855) 859-2056 (or +1 (404) 537-3406 International). The replay Conference ID is 38155488.

This Schedule 14A filing consists of excerpts of the transcript of the Earnings Call relating to the above-referenced solicitation.

About TPG Specialty Lending

TPG Specialty Lending, Inc. (“TSLX” or the “Company”) is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with over $16 billion of assets under management as of March 31, 2016, and the broader TPG platform, a global private investment firm with over $74 billion of assets under management as of March 31, 2016. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Information set forth herein may contain forward-looking statements, including, but not limited to, statements with regard to the expected future financial position, results of operations, cash flows, dividends, portfolio, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management of TICC Capital Corp. (“TICC”), statements with regard to the expected future financial position, results of operations, cash flows, dividends, portfolio, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management of TPG Specialty Lending, Inc. (“TSLX”), and statements with regard to TSLX’s proposed business combination transaction with TICC (including any financing required in connection with a possible transaction and the benefits, results, effects and timing of a possible transaction). Statements set forth herein concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of TSLX, TICC and/or the combined businesses of TSLX and TICC, including, but not limited to, statements containing words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside” and other similar expressions, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of TSLX based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from TSLX’s expectations as a result of a variety of factors including, without limitation, those discussed below. Such forward-looking statements are based upon TSLX’s current expectations and include known and unknown risks, uncertainties and other factors, many of which TSLX is unable to predict or control, that may cause TSLX’s plans with respect to TICC or the actual results or performance of TICC, TSLX or TICC and TSLX on a combined basis to differ materially from any plans, future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in TSLX’s filings with the Securities and Exchange Commission (“SEC”).

Risks and uncertainties related to a possible transaction include, among others, uncertainty as to whether TSLX will further pursue, enter into or consummate a transaction on the terms set forth in its proposal or on other terms, uncertainty as to whether TICC’s board of directors will engage in good faith, substantive discussions or negotiations with TSLX concerning its proposal or any other possible transaction, potential adverse reactions or changes to business relationships resulting from the announcement or completion of a transaction, uncertainties as to the timing of a transaction, adverse effects on TSLX’s stock price resulting from the announcement or consummation of a transaction or any failure to complete a transaction, competitive responses to the announcement or consummation of a transaction, the risk that regulatory or other approvals and any financing required in connection with the consummation of a transaction are not obtained or are obtained subject to terms and conditions that are not anticipated, costs and difficulties related to a potential integration of TICC’s businesses and operations with TSLX’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from a transaction, unexpected costs, liabilities, charges or expenses resulting from a transaction, litigation relating to a transaction, the inability to retain key personnel, and any changes in general economic and/or industry specific conditions.

In addition to these factors, other factors that may affect TSLX’s plans, results or stock price are set forth in TSLX’s Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K.

Many of these factors are beyond TSLX’s control. TSLX cautions investors that any forward-looking statements made by TSLX are not guarantees of future performance. TSLX disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Third Party-Sourced Statements and Information

Certain statements and information included herein have been sourced from third parties. TSLX does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein. All information in this communication regarding TICC, including its businesses, operations and financial results, was obtained from public sources. While TSLX has no knowledge that any such information is inaccurate or incomplete, TSLX has not verified any of that information. TSLX reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. TSLX disclaims any obligation to update the data, information or opinions contained herein.

Proxy Solicitation Information

In connection with TSLX’s solicitation of proxies for the 2016 annual meeting of TICC stockholders in favor of (a) the election of TSLX’s nominee to serve as a director of TICC and (b) TSLX’s proposal to terminate the Investment Advisory Agreement, dated as of July 1, 2011, by and between TICC and TICC Management, LLC, as contemplated by Section 15(a) of the Investment Company Act of 1940, as amended, TSLX filed an amended definitive proxy statement in connection therewith on Schedule 14A with the SEC on July 14, 2016 (the “TSLX Proxy Statement”). TSLX has mailed the TSLX Proxy Statement and accompanying GOLD proxy card to stockholders of TICC. This communication is not a substitute for the TSLX Proxy Statement.

TSLX STRONGLY ADVISES ALL STOCKHOLDERS OF TICC TO READ THE TSLX PROXY STATEMENT AND THE OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH TSLX PROXY MATERIALS ARE AND WILL BECOME AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV AND ON TSLX’S WEBSITE AT HTTP://WWW.TPGSPECIALTYLENDING.COM. IN ADDITION, TSLX WILL PROVIDE COPIES OF THE TSLX PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO TSLX’S PROXY SOLICITOR AT TPG@MACKENZIEPARTNERS.COM.

The participants in the solicitation are TSLX and T. Kelley Millet, and certain of TSLX’s directors and executive officers may also be deemed to be participants in the solicitation. As of the date hereof, TSLX beneficially owned 1,633,719 shares of common stock of TICC. As of the date hereof, Mr. Millet did not directly or indirectly beneficially own any shares of common stock of TICC.

Security holders may obtain information regarding the names, affiliations and interests of TSLX’s directors and executive officers in TSLX’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 24, 2016, its proxy statement for the 2016 annual meeting of TSLX stockholders, which was filed with the SEC on April 8, 2016, and certain of its Current Reports on Form 8-K. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the TSLX Proxy Statement and other relevant materials to be filed with the SEC (if and when available).

This document shall not constitute an offer to sell, buy or exchange or the solicitation of an offer to sell, buy or exchange any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Excerpts from TSLX Second Quarter Earnings Call held on August 4, 2016 at 8:30 a.m. Eastern Time

PRELIMINARY REMARKS

Operator

[ . . . ]

Before we begin today’s call, I would like to remind our listeners that remarks made during the call may contain forward-looking statements, including with regard to TPG Specialty Lending, Inc.’s proxy solicitation activities related to TICC Capital Corp.

Statements other than statements of historical facts made during this call may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in TPG Specialty Lending, Inc.’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements.

[ . . . ]

Ian Simmonds – TPG Specialty Lending, Inc. – Chief Financial Officer

[ . . . ]

For the quarter ended June 30th, net expenses were $20.0 million, which was up slightly from $19.1 million in the first quarter. Our management and incentive fees this quarter continued to reflect the voluntary waiver of base management and incentive fees related to our investment in TICC Capital.

[ . . . ]

Joshua Easterly – TPG Specialty Lending, Inc. – Co-Chief Executive Officer and Chairman of the Board

[ . . . ]

Finally, I would like to provide an update on our activities related to TICC. During the second quarter, TICC’s management continued to adopt what I believe to be poor and conflicted corporate governance measures to preserve the external manager’s fee stream at the expense of shareholders.

For the first time in its history as a public company, TICC delayed its annual meeting to September, even though it has historically never held – been held later than mid-June. Meanwhile, the owners of the external manager, which include two TICC Board members, bought TICC shares for the first time in four years in direct proportion to their respective ownership interest in the external manager.

As TICC’s largest single shareholder, we are determined to end more than a decade of governance and performance failures. As such, we are soliciting TICC shareholders to vote for the termination of the current external manager’s contract and for the election of our highly-qualified, independent candidate to TICC’s Board. We are hopeful that September 2nd – the late date of TICC’s annual meeting – marks a turning point for TICC shareholders, which includes ourselves.

[ . . . ]

QUESTION AND ANSWER SECTION

[ . . . ]

Leslie Vandegrift – Raymond James

[ . . . ]

All right. And then just the last quick modeling question, because you’ve answered the rest of them today, on dividend income. This quarter was same as first quarter. Is that a good run rate going forward? Do you see some growth opportunity there or maybe it’s going to come back a little bit?

Ian Simmonds

Sorry, Leslie, I missed the very first part of your question. What income? What line?

Leslie Vandegrift

The dividend income this quarter was the same as the first quarter, so I was curious if you guys think that’s a good run rate for the year?

Joshua Easterly

It’s just TICC.

Ian Simmonds

That’s the only dividend income.

Leslie Vandegrift

So that’s all of it; you guys don’t see anything else coming in?

Joshua Easterly

Here’s what I would tell you is we are not taking obviously any incentive fee or any management fee on TICC. We don’t believe that dividend income is real in that we don’t believe they earned their dividend, as you can see from our presentations.

If it’s a modeling exercise, they surely have an incentive not to cut their dividend prior to a vote, given their shareholder base is mostly retail. So I wouldn’t expect them to cut their dividend prior to a vote on their management contract. But when you look at the long-term sustainability of that dividend, like we – we’re obviously not taking incentive fees on it because we don’t think it’s real.

Leslie Vandegrift

Okay. All right, perfect. That’s it for me. Thank you.

[ . . . ]